UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 11, 2013

Trinity Place Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-8546	22-2465228
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Syms Way, Secaucus, New Jersey		07094
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(201) 902-9600

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On April 11, 2013, Mark D. Ettenger and Marina Shevyrtalova elected Alexander C. Matina, 36, to serve on the Company’s Board of Directors as the third “EC Director,” as provided in the Company’s Certificate of Incorporation and the Modified Second Amended Joint Chapter 11 Plan of Reorganization of Syms Corp. and its Subsidiaries.  With the election of Mr. Matina, the Board now has five members.  The Board does not currently have any separate committees.

Mr. Matina was elected by Mr. Ettenger and Ms. Shevyrtalova in their roles as the EC Directors of the Company, in accordance with the Company’s Certificate of Incorporation.

Mr. Matina received an MBA from Columbia University in 2004 and a B.S. from Fordham University in 1998.  Since 2007, Mr. Matina has served as Vice President, Investments at MFP Investors, LLC, the family office of Michael F. Price.  He is also currently an Adjunct Professor of Finance at Fordham University.  Mr. Matina served in various roles at Balance Asset Management, a multi-strategy hedge fund, from 2005 to 2007, and as a senior associate at Altus Capital Partners, a middle market private equity fund, from 2004 to 2005.  Prior to attending Columbia, he was a principal at 747 Capital, a private equity fund-of-funds, and a financial analyst at Salomon Smith Barney in the financial sponsors group of the investment banking division.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Trinity Place Holdings Inc.

By:	/s/ Richard G. Pyontek
Name: Richard G. Pyontek
Title: Chief Financial Officer

Dated:  April 17, 2013